Agreement for the Provision of Agency Services - Medical Tourism

Drawn up and signed on 15 NOV. 2010

Between

The Fund for Medical Research, Development of Infrastructure and Health Services (Non Profit Organization)
NPO Registration Number 58-030-074-7
Assaf Harofeh Medical Centre, Zerifin Israel

(hereinafter: **"the client"**)
of the one part;

and

Name of Company: Global Health Voyager
I.D. or Company Registration Number ______
Tel: 310-273-2661 Mobile: ______
Fax: 310-273-2662

(hereinafter: **"the agent"**)
of the other part;

Whereas: The client is a "health corporation" as defined in the Foundations of the Budget Law, 1985, and among its other activities sells various medical services in the Assaf Harofeh Medical Centre (hereinafter: **"the hospital"**) to patients visiting from various countries (hereinafter: **"The Medical Tourism Services"**).

And whereas: The client wishes to expand the circle of patients using the Medical Tourism Services provided by the client.

And whereas: The agent declares that he deals with, and has the contacts, skills and experience suitable for the type of service provided. The agent wishes to provide the client with the services of referring and bringing over tourists from various countries (hereinafter: **"the patients"**) for medical consultations and various types of medical treatment administered by the Fund within the framework of the Medical Tourism Services.

And whereas: On the basis of the agent's declarations the client wishes to enter into a contract with the agent according to which the agent shall provide the client with the services as set out hereinafter in this agreement.

It is therefore agreed, declared and stipulated as follows:

1. <u>Introduction</u>

1.1 The preamble to this agreement, including the definitions and declarations contained therein, and its exhibits, constitute an integral part of the agreement.

1.2 The paragraph headings have been included for the sake of convenience only and should not be regarded as a tool with which to interpret this agreement.

2. <u>The agent's declarations and undertakings</u>

The agent declares and undertakes as follows:

2.1 That he has the contacts, experience, skills and personnel required in order to provide the services to the Fund.

2.2 That no legal and/or other obstacle exists to prevent the agent from entering into this agreement with the client and from performing all his obligations towards the client set out therein.

2.3 That he shall not present and/or identify himself as a representative and/or employee and/or agent of the client, other than for the purposes of carrying out his responsibilities within the framework of this agreement and in accordance with the client's prior written instructions.

2.4 That he is registered as an authorized trader, maintains books of account as required by law and observes all the obligations imposed upon him by law.

2.5 That he acknowledges that the client is a separate legal entity distinct from the hospital and the Ministry of Health and that he is not and nor shall he be legally connected in any manner, including by way of agreement and/or contract and/or undertaking to the hospital and/or the Ministry of Health and/or the State of Israel.

2.6 <u>The agent shall provide the services to the client in accordance with the following procedure</u>:

2.6.1 The services which the agent shall provide shall be to refer tourists from various countries to the client for the purposes of medical consultation, diagnosis and treatment.

2.6.2 The agent shall advertise and market the advantages of the services offered by the hospital. The client's prior approval shall be obtained before advertising in which services the client or the hospital are mentioned. Only after the client has given prior written consent to the content and wording of the advertisement shall the agent be able to publish it. The agent shall alter the content of the advertisement and/or cancel it, even after he has received approval, upon receiving the client's first demand to do so.

2.6.3 The agent undertakes not to give any assurance and/or undertaking and/or representation as to the results of the medical services to be provided the patients by the client. Should patients have any queries or require clarifications concerning their medical treatment, the agent shall refer them to the client.

2.6.4 The agent shall pass on to the patient all documentation required by the client in order to provide the patient with an initial diagnosis and to prescribe a program of treatment based on such diagnosis (hereinafter: **"the application for a diagnosis"**). At the client's request, the agent shall submit additional documents. Changes to the initial diagnosis and/or to the program of treatment shall be made as necessary and/or in accordance with the physical and/or mental health of the patient and at the sole discretion of the hospital's medical staff.

2.6.5 It is hereby agreed upon by both parties that the patient shall be considered as referred by the agent, for the receipt of medical services by the client, provided that the client receives all necessary documentation from the agent.

2.6.6 The agent shall coordinate with the client the date on which the patient is to be admitted for treatment and the length of time of such treatment by taking into account the treatment program specified hereinafter in subparagraph 3.1.1 and any changes made to the original program, subject to the provisions of subparagraphs 3.1.2 and 3.1.5 set out below.

2.6.7 The agent shall notify the client of the patient's arrival in advance.

2.6.8 The agent shall act as liaison between the agent's patients within the framework of the medical tourism services and the client and the hospital. The agent shall deal with all necessary arrangements accompanying provision of the services, including the patients' accommodations and their arrival, admission and discharge from the hospital.

2.6.9 The agent shall be responsible for taking all measures necessary to ensure that patients leave the hospital, either because the client has decided they should do so, and in such circumstances they must vacate the hospital premises even against their will, or because the state of their health requires that they receive further medical or nursing care in another institution, or because it is necessary for them to reside in proximity to the hospital so that their condition may be monitored, or due to death.

2.6.10 The undertakings given by the agent in subparagraphs 2.6.8 and 2.6.9 above shall also apply to those persons accompanying the patient.

2.6.11 The agent shall organize at its own expense any medical and/or nursing team required to accompany the patient upon his discharge from the hospital. Should the agent fail to discharge his responsibilities in this regard, then the client shall be entitled to charge the agent for all costs and expenses incurred in doing so and to set these off against any sum to which the agent is entitled under this agreement.

2.6.12 Should any of the agent's patients ask to receive additional services which were not included in the medical services provided by the client (such as private nursing care), then subject to the prior approval of the client, the agent shall be responsible for fulfilling the patient's request, at the patient's expense, and in a manner which does not disrupt the comfort of the remaining patients being treated by the client in the hospital.

2.6.13 The agent shall ensure that one of his representatives remains at the beck and call of the client and the hospital 24 hours a day during the period in which any patient referred by it to the client remains in the hospital.

2.6.14 The agent and anyone acting on his behalf shall act in accordance with any guidelines or directions given by the client and the hospital, shall heed the instructions of their representatives and cooperate with them. The agent and anyone acting on his behalf shall coordinate their activities with the client and the hospital.

2.6.15 The agent shall direct all those acting under his auspices, including the patients and those accompanying them, to observe the client's and the hospital's procedures and the laws of the State of Israel.

2.6.16 The agent and his representatives shall respect the privacy of patients and shall not disclose any medical and/or other information concerning the state of their physical and/or mental health and/or personal situation.

2.7 The parties acknowledge and agree that the agent is not the client's exclusive agent, that the client shall be entitled in his absolute discretion to employ other agents/representatives to act on his behalf, including for the purposes of providing the services, and that nothing contained in or missing from this agreement shall oblige the client to be contractually bound to the agent for a specific period and/or specific volume of patients and/or specific number of patients and/or amount of money for the services.

3. **The client's undertaking**

3.1 The medical services shall be provided by the client within the framework of Medical Tourism, including to the agent's patients, as follows:

3.1.1 Within 3 full business days of receiving the documents specified in subparagraph 2.6.4 above, the client shall provide the agent with details of the initial diagnosis, recommendation regarding treatment, the date on which it is proposed to carry out the treatment and an initial estimate as to the cost of the treatment (hereinafter: **"the treatment program"**).

3.1.2 It is hereby made clear that the treatment program is based on the information which was given to the client by the agent and the client may have to alter the treatment program for medical reasons in the light of findings discovered by the medical team when carrying out periodical checks into the patient's medical condition during his stay in the hospital. The treatment program shall only be changed if the parties agree. In the event that the parties fail to reach agreement regarding the change, then the client shall be entitled to cease providing the Medical Tourism Services and it shall be the agent's responsibility to remove the patient from the hospital.

3.1.3 Provision of the medical services by the client shall be subject to the availability of such medical facilities, equipment, materials, medicines and medical team in the hospital as the hospital shall in its sole professional discretion determine.

3.1.4 The medical services shall be provided by the client to the agent's patients in accordance with and subject to the provisions of the Foundations of the Budget Regulations (Rules for the Operation of a Medical Corporation),2001, and such procedures and practices as shall be adopted by the client and Medical Tourism from time to time.

3.1.5 The provision of the medical services by the client shall be at the sole professional discretion of its doctors and the agent shall have no part in and/or authority to interfere in the medical matters and services provided to patients by the client.

3.1.6 The agent's patients shall be treated by the client in the same way as all other patients are treated within the framework of Medical Tourism and the conditions in the hospital during their hospitalization shall be the same as those customarily provided by the hospital and the client.

3.1.7 In the case of a medical emergency, the patient shall receive treatment in accordance with the hospital's rules governing the care to be provided in emergencies and the discretion of the patient's medical team. An update regarding the patient's condition shall be given to the agent within 24 hours of the occurance of the emergency.

3.1.8 In the case of a medical emergency which cannot be treated in the hospital, the patient shall be transferred to another medical institution to be chosen at the discretion of the client's medical team. The client shall update the agent's representative within a short time. The agent shall pay the costs of the patient's emergency treatment and transfer, shall be responsible for all the patient's needs and shall fulfill the undertakings as set out in subparagraphs 2.6.10 and 2.6.11 above, accordingly, at the agent's expense.

3.1.9 Any additional service, including the provision of an individual room containing a telephone and/or a television set and having its own adjoining shower and toilet facilities, shall be paid for separately in accordance with the hospital's standard charges. The client shall update the agent with regard to any new and/or additional services provided to the patient during his stay in the hospital.

3.2 At the agent's request and expense, the client shall provide patients, referred by the agent, with an English speaking representative or translator.

4. <u>The agent's customers</u>

4.1 To avoid any doubt, it is hereby made clear that the client shall not be a party to or be involved in the contractual relationship between the agent and any of his customers.

4.2 Should the client be required and/or obliged to pay any sum to any of the agent's customers with regard to the medical services, then the agent shall indemnify the client for any expense incurred by the Fund in connection with such request and/or obligation as aforesaid within 7 days of receiving the client's written demand to do so.

5. <u>The consideration and the dates on which it shall be paid</u>

In return for the medical services to be provided by the client the agent undertakes to pay as follows:

5.1 For the period of hospitalization and the medical services planned in accordance with the treatment program, the agent shall pay to the client, in advance, the full rate consideration ,no later than the day before the planned hospitalization or, commencement of the planned treatment in the hospital, as the case may be.

5.2 The agent shall pay the client in advance in accordance with the hospital's standard charges for each day that the patient shall remain in hospital and/or each treatment the patient shall receive, as dictated by circumstances and in coordination with the agent, which exceeds the period of hospitalization and/or is in addition to the treatment program which was envisaged originally.

5.3 The agent shall pay to the client the full cost of any other medical procedure in accordance with a report submitted by the client, no later than 48 hours from the start of the surgery or within 24 hours of the update being given to the agent's representative.

5.4 As payment for carrying out all its obligations under this agreement to the client's complete satisfaction, the agent shall be entitled to be paid 25 % of the total sum actually received by the client from the agent for providing the medical services to the agent's patients as recorded in the invoice presented by the client to the agent (hereinafter: **"the agent's commission"**). For the purposes of this paragraph, the expression "medical services" shall not include payment for medicines, entertaining guests in the hospitality apartment, transportation, taxis and/or services provided by other parties/hospitals not connected with the Assaf Harofeh Medical Centre, and any additional sum not directly tied to and as an integral part of payment for the medical services provided to patients.

5.4 To avoid any doubt, the agent's commission shall be paid only for the agent's patients as defined in subparagraph 2.6.5 above, and only as part of those sums paid to the client by the agent or its patients and actually redeemed by the client.

5.6 The agent's commission shall be paid within 30 days of the date on which each sum, paid to the client by the agent or its patients, was actually redeemed, subject to the agent submitting a tax invoice as required by law.

5.7 The agent's commission shall be paid to the agent in accordance with the rate of the Dollar/Euro as calculated in the client's bill, which shall be presented to each of the agent's patients, and shall include all taxes, charges and expenses paid by the agent.

5.8 It is agreed between the parties that the amount of the agent's commission as defined above shall be final and absolute and the client shall not be charged with any other or additional payment over and above that which has been previously stated, either during provision of the services pursuant to this agreement or after the contractual relationship between the parties has expired according to this agreement.

5.9 Any final accounting, to the extent that it shall be required, shall be carried out between the client and the agent immediately at the client's request and in any event no later than the date planned for the patient's discharge, even if the client shall have made no such request.

5.10 All sums included in this agreement and its exhibits are expressed in U.S. Dollars/Euros. Each sum shall be paid according to the highest banknote rate published by the Bank of Israel on the date of payment. Should no new exchange rate be published on the payment date, then the sum shall be paid according to the first rate to be published following the date on which payment became due.

5.11 Should any sum owed by the agent to the client not be paid on time, interest shall be added to the amount in arrears at the rate charged by Bank Leumi on unauthorized current loan account overdrafts on the date when each payment became due.

5.12 It shall be the agent's responsibility to fully discharge all obligatory payments imposed upon him by law as an independent contractor. Without prejudice to the generality of the foregoing, the client shall subtract from all sums owed to the agent any amount which the client is required by law to deduct at the time of payment.

5.13 The agent declares that it is aware that the client's prices are a trade secret belonging to the client and the agent shall treat them accordingly.

5.14 Without prejudice to the foregoing, should the agent fail to pay the client the full consideration for its services under the terms of the agreement, then the client shall be entitled, at his discretion, either to recover the unpaid consideration from the patient or to terminate the treatment, the agent bearing responsibility for any resultant damage.

6. Guaranteeing payment in cases of unplanned treatment

In order to guarantee that unplanned periods of hospitalization and treatments, due to complications or unexpected or unknown developments, shall be paid for, the agent shall deposit with the client a sum equivalent to 10% of the price of the treatment (hereinafter: **"the deposit"**), in addition to the sum required in lieu of the consideration payable according to the treatment program which was planned in advance. Once the final accounting with respect to the patient has been concluded, the client shall return all or part of the deposit to the agent, as the case may be, provided that the client has no grounds for appropriating it.

7. Liability and insurance

7.1 The agent shall bear responsibility for any loss and/or personal injury and/or damage to property including any loss and/or financial expense caused directly or indirectly by act or omission and/or the act or omission of the agent's employees and/or anyone acting on his behalf in connection with provision of its services to the Fund, the referral of patients to the client for treatment and/or the implementation of any undertaking given by the agent under this agreement.

7.2 The client shall bear responsibility for any damage caused by act or omission during provision of the medical services and/or the implementation of any undertaking given by the client under this agreement.

7.3 The client declares that his activities in the hospital are covered by professional indemnity insurance within the framework of the coverage provided by Inbal Insurance Company Ltd.

7.4 The agent shall bear responsibility for the medical documentation **(the application for a diagnosis)** that he passes on to the hospital.

7.5 The aforementioned provisions shall not exempt the agent from having to perform any obligation imposed on it by law or the agreement or be interpreted as a waiver by the client and/or the hospital and/or the State of Israel and/or anyone acting on their behalf of any right or relief to which they are entitled by law or under the terms of this agreement.

7.6 It shall be the agent's responsibility to ensure that any demand and/or claim against the client and/or the hospital and/or the State of Israel, made in connection with its obligations and responsibility under this agreement, shall be removed.

7.7 The agent undertakes to compensate and/or to indemnify any person and/or body including the client and/or the hospital and/or the State of Israel and/or anyone acting on their behalf for any loss and/or personal injury and/or damage to property including any loss and/or pecuniary expense for which it is accountable as aforesaid under the terms of this agreement. The agent shall provide a full indemnity when first called upon to do so in the event that the client and/or the hospital and/or the State of Israel and/or anyone acting on their behalf shall be liable to pay in accordance with any obligation imposed upon them by law with respect to a claim filed against any of them for causing injury, loss, damage and/or loss and/or expense for which the agent bears responsibility according to this agreement and/or because it failed to honor its obligations under this agreement. The indemnity and/or compensation shall include the cost of lawyers, experts and court fees to the extent that these were imposed, provided that the client shall submit a written report to the agent stating that a payment demand had been received or in the event that the agent was sent a third party notice within the framework of the same claim, in so far as possible immediately and within a reasonable time of receiving the notice attaching thereto a copy of all payment demands.

8. <u>Absence of employer-employee relationship</u>

1. It is hereby agreed that the relationship between the client and the agent is that of client-independent contractor. The agent's status shall in all respects be that of an independent contractor within the meaning of the Contract for Services Law, 1974, and no employer-employee and/or agent-principal relationship and/or partnership exists or shall exist between the client and the agent and/or the clients' employees and/or its agents and/or anyone else acting on its behalf.

2. The agent undertakes that should the client be required and/or ordered to pay any sum or grant any right to the agent and/or any of its employees and/or assistants based on the existence of an employer-employee relationship or any other legal relationship between them and the client, it shall indemnify the client with respect to any expense which the client incurred pursuant to the said demand and/or order (including lawyers' fees) within 7 days from receiving the client's written demand.

3. The agent hereby declares and confirms that if, notwithstanding the aforesaid, any court, authority, tribunal or other legally empowered forum (hereinafter: **"the court"**) shall determine, including within the framework of third party proceedings, that an employer-employee relationship had been created between the client and the agent (hereinafter: **"the ruling"**) and as a result of this ruling the client shall be obliged by law and/or contract and/or arrangement and/or custom and/or practice and/or by virtue of any other ground of action to make any actual payment to or in respect of the agent as the client's employee in excess of the sums already being paid to it by the client, then the following provisions shall apply:

3a. The total sum paid by the client and that the client shall be obliged to pay to the agent from the date on which the contractual relationship between the client and the agent began, and the sums which the client shall be obliged to pay to the agent, following the date of the said ruling, shall stand at 70% of the sums paid to the agent in practice (the same 70% of the sums paid to the agent being referred to hereinafter as: **"the revised consideration"**). At the same time the agent and the client shall make a retroactive accounting between them commencing from the date on which the contractual relationship between them began so that any sum paid to the agent by the client shall be treated as a sum paid to him on the same date and any sum as aforesaid which exceeds the revised consideration shall be considered a loan granted to the agent by the client.

3b. The agent hereby undertakes to return to the client immediately upon receiving the initial demand to do so, any sum paid by the client as stated, any amount in excess of the revised consideration, and linkage differentials and interest on the latter excess in accordance with the provisions of the Adjudication of Interest and Linkage Law, 1961, from the date on which they were paid by the client until the date on which they were actually repaid by the agent. Alternatively, the client shall be entitled to treat the amount in excess of the revised consideration together with linkage differentials and interest as stated, as payment on account of any sum which the client shall be obliged to pay to the agent under the contract, by law or otherwise, in the event of the ruling being made as aforesaid.

4. Upon the signing of this contract, the agent shall sign a declaration regarding the absence of an employer-employee relationship and the provisions which shall apply if and when it shall be decided otherwise in accordance with the draft declaration attached to this agreement as **Exhibit "A"**.

9. **Duration of the agreement**

9.1 This agreement shall be valid for the period of one year starting from the date on which it shall be signed (hereinafter: **"the period of the agreement"**).

9.2 This agreement shall be renewed automatically for further successive periods of one year each (hereinafter: **"the additional period"**) until the end of the fifth year from the date on which it was signed, unless either party shall inform the other not later than 30 days before the additional period is due to expire that it wishes to terminate the agreement.

9.3 Without prejudice to the generality of the foregoing, the client shall be entitled to terminate this agreement, for any reason, by giving the agent at least 30 days prior written notice of its intention to do so.

9.4 Should the agreement be terminated, the undertakings given by the parties contained therein shall remain in effect with respect to any patient who on the date on which the termination notice was served was being treated in the hospital within the framework of this agreement. Nothing in the foregoing shall prevent and/or delay the completion of the accounting process between the client and the agent, to the extent that this shall be necessary with respect to patients who have already completed their treatment.

10. Confidentiality

10.1 The parties undertake to keep confidential and not to pass on and/or to distribute and/or to transfer and/or to disclose to any person and/or other body any information coming into its possession as a result of and/or in connection with this agreement and all that it entails, including the content and terms of the agreement, unless it agrees with the client otherwise on any given matter or it is obliged by law to break such confidentiality.

10.2 In compliance with the relevant Israeli law and subject to the Protection of Privacy Law, 1981, and the Patient's Bill of Rights, 1996, the agent shall not be entitled to receive from the client any information concerning a patient without obtaining that patient's prior consent.

10.3 The parties' undertaking as set out in this paragraph shall continue to be valid and binding upon them even after the agreement has expired and/or was revoked for any reason.

10.4 The agent undertakes to ensure that its employees and anyone acting on its behalf shall also observe the aforementioned confidentiality obligation.

11. Prohibition of assignment

The agent shall not be entitled, without the prior written consent of the client, to endorse and/or assign and/or transfer in any other manner, whether directly or indirectly, its rights and/or obligations under this agreement to any third party or parties.

12. Arbitration

12.1 The parties agree that any dispute arising between them shall be resolved through arbitration proceedings to be held in Israel and in accordance with Israeli law.

12.2 By signing this agreement the parties shall be deemed to have also signed an arbitration agreement pursuant to the Arbitration Law, 1968.

12.3 The parties shall jointly appoint an arbitrator to resolve any dispute arising between them. Should the parties fail to agree on the identity of the person they wish to serve as arbitrator within 15 days from the date on which either of them demanded in writing that an arbitrator be appointed, then the arbitrator shall be appointed by the Chairman of the Tel-Aviv Bar Association.

12.4 The arbitrator shall set out the reasons for his ruling which shall be based on substantive Israeli law, although he shall not be bound by the laws of evidence and the rules of civil procedure.

13. Miscellaneous

13.1 Any failure and/or delay and/or waiver by one of the parties with respect to realization of any right granted by this agreement and/or to which it is entitled by law, shall not be regarded as a waiver, obstacle, consent or acknowledgment on its part and it shall be able to utilize the rights to which it is entitled under this agreement at any time it chooses, without hindrance. Any act of leniency and/or generosity shown by one party to the other shall not be binding and/or be deemed to have created a binding precedent regarding implementation of the parties' obligations under this agreement.

13.2 Israeli statute and common law shall apply to this agreement and wherever the terms "statute" or "law" or "regulation" appear in it they shall be deemed to be referring to statutes, laws and regulations of the State of Israel.

13.3 Any amendment or addition to this agreement shall not be valid unless made in writing, signed by the agent and the client and sealed as required by law.

13.4 This agreement together with its appendices embodies and exhausts all that has been agreed between the parties to it and they declare as void any representation, understanding or approval which was made, if at all, prior to the date on which the agreement was signed.

14. Addresses and notices

14.1 The addresses of the parties for the purposes of this agreement shall be as set out in the preamble to the agreement or as stated in a written notice sent by one party to the other in accordance with the provisions of this paragraph. Any notice given by one party to the other shall be deemed to have been received by the other within the following timeframes:

If it was sent by registered post - within 72 hours of being posted.

If delivered by hand - at the time it was handed over.

If it was transmitted by fax or e-mail: at the time it was transmitted, provided that its receipt was acknowledged by the other party by telephone shortly after it was transmitted and the party who transmitted it confirms in an affidavit the existence of the notice, the time it was sent and the identity of the person who confirmed it had been received.

14.2 The persons to be contacted with regard to implementation of this agreement shall be as follows and in their absence the agent's or the client's authorized representative:

On behalf of the agent Amir Ettehadieh

On behalf of the client Meirav Manoshevitz

In witness whereof the parties have hereby signed in accordance to the date recorded above

Medical Research fund
ASSAF HAROFEH MEDICAL CENTER
Meirav Manoshevitz
the client

the agent

* Attached herewith is a certificate signed by a lawyer/accountant confirming the identities of those persons having the authority to sign on the agent's behalf.

Exhibit "A" - Declaration regarding the absence of employer-employee relations and the provisions to apply if and when it should be held otherwise

1. I the undersigned, Amir Elledadieh do hereby declare and confirm, that no employee-employer relationship exists between the client and myself and that the client is not indebted, obligated or liable towards me in the manner in which an employer would be towards his employee.

2. I hereby declare and confirm, that I am aware that the sums paid by the client in return for the services, have been calculated on the basis of and in reliance upon the existing understanding between myself and/or the agent and the client, the fact that I am providing the services referred to in the agreement and that no employer-employee relationship exists between myself and the client and/or the Assaf Harofeh Medical Centre as aforesaid, and on the basis of my declarations and confirmations in this regard.

3. I hereby declare and confirm , that if notwithstanding the aforesaid, it shall be held by any court, authority, tribunal or other authorized body (hereinafter: **"the court"**), including within the framework of third party proceedings, that an employer-employee relationship was created between myself and the client and/or the Assaf Harofeh Medical Centre (hereinafter: **"the ruling"**) and in consequence of this ruling the client and/or the Assaf Harofeh Medical Centre shall be obliged by law and/or contract and/or arrangement and/or custom and/or practice and/or by virtue of any other cause of action to actually pay any sum, to me or because of me in my capacity as the client's and/or the Assaf Harofeh Medical Centre's employee, in excess of the sums already being paid to me by the client, then the following provisions shall apply:

The total sum paid by the client and which the client shall be obliged to pay to me from the date on which the contractual relationship between the client and the agent began, and the sums which the client and/or the Assaf Harofeh Medical Centre shall be obliged to pay me, following the date of the said ruling, shall stand at 70% of the sums paid to me and/or the agent in practice (the same 70% of the sums paid to the agent being referred to hereinafter as: **"the revised consideration"**). At the same time the agent and the client and/or myself shall make a retroactive accounting commencing from the date on which the contractual relationship between the agent and the client began so that any sum paid to the agent by the client shall be treated as a sum paid to me and/or the agent on the same date and any sum as aforesaid which exceeds the revised consideration shall be considered a loan granted to the agent and/or myself by the client and I hereby undertake to return to the client immediately upon receiving its initial written demand to do so, any sum paid by the client as stated in excess of the revised consideration, together with linkage differentials and interest on the latter excess in accordance with the provisions of the Adjudication of Interest and Linkage Law, 1961, from the date on which they were paid by the client until the date on which they were actually repaid by the agent. Alternatively, the client shall be entitled to treat the amount in excess of the revised consideration together with linkage differentials and interest as stated, as payment on account of any sum which the client shall be obliged to pay to me and/or to the supplier according to contract, by law or otherwise, in the event of the ruling being made as aforesaid.

4. I confirm that I am aware, that nothing in this exhibit shall diminish the client's right to serve any claim against me and/or to make any allegation against me with respect to the ruling according to which there exists an employer-employee relationship between the client and myself. Without prejudice to the generality of the foregoing, I am aware that the client shall be entitled to demand from me any sum, including VAT and linkage differentials and interest as aforesaid, which was paid to the agent by the client for it to be transferred or paid to any state authority, on the presumption that no employer-employee relationship exists between myself and the client.

5. I hereby declare and confirm, that the client shall not be entitled to set off any sum which it is entitled to receive from me in accordance with the aforesaid against any sum which the client shall be required to pay to me and/or to the agent according to the contract, by law or otherwise.

6. I declare and confirm that the client shall not be responsible for any tax imposed on me personally, if so imposed, by virtue of the contractual relationship between the agent and the client, or directly or indirectly resulting from it, if at all.

In witness whereof I have hereby signed,

Signature: ____________